Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of Equity Bancshares, Inc. of our report dated May 14, 2026, except as to Note 21, which is as of June 25, 2026, with respect to the consolidated financial statements of Lincoln Bancorp and Subsidiaries as of and for the year ended December 31, 2025, included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Wipfli LLP

Milwaukee, Wisconsin

October 2, 2026